UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2007

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of Incorporation)	(IRS Employer Identification Number)

0-13063

(Commission File Number)

750 Lexington Avenue, New York, New York 10022

(Address of registrant’s principal executive office)

(212) 754-2233

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Scientific Games Corporation (the “Company”) entered into a letter agreement dated February 15, 2007 (the “Letter Agreement”) with MacAndrews & Forbes Holdings Inc. (formerly known as Mafco Holdings Inc.) (“MacAndrews”), amending the Stockholders’ Agreement with respect to the Company dated as of September 6, 2000, as supplemented by the Supplemental Stockholders’ Agreement dated as of June 26, 2002 and by a letter agreement dated October 10, 2003 (as so supplemented, the “Stockholders’ Agreement”).  The Letter Agreement provides that any shares of the Company’s Class A common stock (“Common Stock”) that MacAndrews or any of its subsidiaries acquired or may acquire on or after February 12, 2007 will be deemed to be “Registrable Securities” within the meaning of clause (i) of the definition of that term in Section 1 of the Stockholders’ Agreement; provided that (a) the Company shall not be obligated to effect any requested registration of any such Common Stock acquired by MacAndrews or any of its subsidiaries unless at least 100,000 shares of Common Stock are requested to be so registered, (b) all expenses incurred in connection with any such registration shall be borne by the holders of such Common Stock in the case of any registration effected in 2007, and in the case of all but the first registration effected in any subsequent year, and (c) Section 6 of the Stockholders’ Agreement shall not apply to the registration of any such shares of Common Stock.  A copy of such Letter Agreement is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Letter Agreement dated February 15, 2007 between the Company and MacAndrews & Forbes Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: February 16, 2007	By:	/s/ Ira H. Raphaelson
Name: Ira H. Raphaelson
Title: Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Letter Agreement dated February 15, 2007 between the Company and MacAndrews & Forbes Holdings Inc.